SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 10, 1999
                                                          --------------


                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)


      Washington                     0-26820                    93-0962605
    (State or other                (Commission                (IRS Employer
    jurisdiction of                File Number)             Identification No.)
    incorporation)


 411 First Avenue South, Suite 600
 Seattle, Washington                                            98104-2860
(Address of Principal Executive Office)                         (Zip Code)


Registrant's telephone number, including area code:           (206) 701-2000
Registrant's facsimile number, including area code:           (206) 701-2500



          (Former name or former address, if changed since last report)

Item 5.  Other Events

     On March 10, 1999, we raised $5,000,000, before expenses, from the private placement of 1,111,111 shares of Common Stock (the "Initial Shares"), along with warrants to purchase 1,111,111 shares of Common Stock with an exercise price of $5.16 per share, to an institutional investor, the Banca del Gottardo of Lugano, Switzerland (the "Investor").

     The Investor has the option to invest another $5,000,000 in Common Stock ("Option Shares") at a purchase price of $5.16 per share; if the option were exercised, the Investor would receive warrants for 1,076,658 shares with an exercise price of $5.16 per share. The option must be exercised within 90 days after a registration statement covering the shares issued and issuable in the March 10, 1999 closing becomes effective.

     We also issued to the Investor 103,889 shares of Common Stock and warrants for 225,000 shares of Common Stock with an exercise price of $5.16 per share to cover certain of the fees for this transaction.

     If all of the above warrants were exercised, we would receive an additional $12,449,887.

     All warrants issued and issuable have a five-year term and are exercisable only for cash. The exercise price is subject to adjustment for stock splits, stock dividends and reorganizations. The exercise price does not adjust for changes in market price.

     Tera's Obligation to Issue Additional Shares
     --------------------------------------------

     We will issue additional shares of Common Stock to the Investor if the market price for the Company's Common Stock is below a specified target price, initially $6.00, on certain "measurement dates." The purpose of this "adjustment" is to provide a definite market value to the Investor for the shares of Common Stock it continues to hold during the adjustment period. The provision also reduces the incentive for the Investor to sell its shares if the market price of the Common stock falls below the initial target value of $6.00 per share.

     The first measurement date is the date the registration statement covering the resale of the Initial Shares is declared effective. If the average of the closing bid prices for our Common Stock for the five days prior to the first measurement date were less that $6.00, we would issue additional shares based on the following formula:

     [($4.50 / Adjustment Price) x (Initial Shares & Option Shares)] - (Initial Shares + Option Shares)

     The Adjustment Price is defined as 75% of the average of the closing bid prices for the Common Stock for the five trading days immediately prior to a measurement date.

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
     Assuming that the Investor holds only the Initial Shares on the first measurement date, the number of additional shares of Common Stock that would be issued to the Investor on that date is illustrated below.

            Average Closing Bid                   Number of Shares
          Price for Prior 5 Days                      Issuable
          ----------------------                  ----------------
                 $5.00                                 222,222
                 $4.00                                 555,555
                 $3.00                               1,111,111

     If the Company is required to issue additional shares of Common Stock to the Investor on the first measurement date, it also must issue to the Investor an equal number of common stock purchase warrants.

     Subsequent measurement dates will occur every three months for the next nine months and thereafter every six months for one year. On each subsequent measurement date, we will issue additional shares of our Common Stock to the Investor if the Adjustment Price at the end of such period is less than the lower of $4.50 or the lowest of any previous Adjustment Price. The number of additional shares we are required to issue on any subsequent measurement date will depend upon the number of shares held by the Investor on the measurement date and the applicable Adjustment Price, according to the following formula:

                                [(A x C) / B] - A

     A  =  Number of Initial Shares, Option Shares (if applicable) and additional shares (if applicable),
     B  =  Adjustment Price, and
     C  =  The lower of (i) $4.50 or (ii) the lowest previous Adjustment Price.

For example, if on a subsequent measurement date the Investor holds the Initial Shares, 222,222 additional shares and the lowest previous Adjustment Price was $3.75, the following number of additional shares of Common Stock would be issuable:

            Average Closing Bid                   Number of Shares
          Price for Prior 5 Days                      Issuable
          ----------------------                  ----------------
                 $5.00                                  -0-
                 $4.00                                333,333
                 $3.50                                571,428
                 $3.00                                888,888

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
     We are obligated to file a registration statement covering the resale of the Initial Shares and the shares of Common Stock issuable upon exercise of the warrant by April 9, 1999. Whenever we issue additional shares of Common Stock, we are required to file a registration statement covering their resale within 20 days.

     Limitations on Issuances of Additional Shares
     ---------------------------------------------

     Notwithstanding our obligation to issue additional shares of Common Stock, we are obligated to issue warrants exercisable at $0.01 per share if the issuance of additional shares would cause the Investor to beneficially own more than 4.9% of our outstanding Common Stock. In addition, without prior waiver by Nasdaq of its limitation on issuances of shares at prices below market or the approval of our shareholders, we will not issue to the Investor more than 2,862,872 shares of Common Stock in the aggregate.

     Trading Restrictions
     --------------------

     The Investor has agreed that it will not engage in short sales or hedging transactions of our Common Stock. In addition, if the market price of our Common Stock is less than 125% of the most recent prior adjustment price, the Investor has agreed not to sell our Common Stock into the market for the ten days prior to an adjustment date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TERA COMPUTER COMPANY


                                       By: /s/ KENNETH W. JOHNSON
                                           -------------------------------------
                                           Kenneth W. Johnson
                                           Vice President - Finance and
                                           Chief Financial Officer
Date:  March 25, 1999

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